Exhibit 10.1

MASTER SERVICES AGREEMENT

This Master Services Agreement (hereinafter “Agreement”) effective as of the date when signed by both parties (the “Effective Date”), will set forth the terms and conditions between Tauriga Inc. a New York USA company, having a place of business at 555 Madison Avenue, 5th floor, NY, New York 10022 (hereinafter “Client”) and Clinical Strategies and Tactics, Inc., a North Carolina, USA corporation having a place of business at 68 TW Alexander Drive, RTP, NC 27709 (hereinafter “CSTI”), under which CSTI agrees to provide consulting services as described below to Client.

1. Term. This Agreement shall commence on the Effective Date and shall continue until terminated by either party in accordance with Section 9.

2. Services to Be Provided. CSTI shall provide development program planning and execution, and other consulting services as reasonably requested by Client and agreed to by CSTI. The specific details of each assignment or task will be separately negotiated and contracted for in writing as a Statement of Work (SOW) subject to the terms and conditions of this Agreement. Each SOW will be numbered consecutively and will set forth in detail the following: (a) the term of the SOW; (b) the scope of the SOW; (c) the fees and compensation to be paid by Client to CSTI; (d) invoicing procedures and payment terms; and (e) any other relevant information or terms and conditions pertaining to the services to be performed under the SOW. This Agreement will apply to any SOW and to all services performed pursuant thereto. Each such SOW will constitute a separate and distinct contract between the parties, it being understood and agreed, however, that the terms and conditions of this Agreement shall be deemed incorporated into each such SOW and will take precedence over any contrary or inconsistent terms and conditions appearing or referred to in any such SOW, unless a provision of the SOW expressly states that it is meant to supersede this Agreement and identifies the provision of this Agreement that it supersedes. If Client wishes to change the scope of the services covered by a SOW hereto or wishes to obtain additional services not initially covered by such SOW, Client shall so advise CSTI and shall submit specifications to CSTI. After receipt of the specifications, CSTI and Client will negotiate regarding the performance of the services and agree on the fees for performing the changed or additional services. Following prior agreement in writing between the parties, CSTI will proceed with such changed or additional services.

3. Confidentiality and Inventions.

(a) Definition of Confidential Information. It is understood that during the course of this Agreement, CSTI and certain of its employees and affiliates may be exposed to certain highly-sensitive, confidential and proprietary information belonging to Client, relating to and used in Client’s business (“Confidential Information”). CSTI acknowledges that, unless otherwise available to the public, Confidential Information includes, but is not limited to, the following categories of Client-related confidential or proprietary information and material that is made available, disclosed, or otherwise made known to CSTI or generated by CSTI on Client’s behalf in connection with any potential or actual services under this Agreement, whether written or verbal, tangible or intangible: financial statements and information related to the financial condition of the Client; budgets, forecasts and projections; business and strategic plans; marketing, advertising, sales and distribution strategies and plans; research and development projects; specifications; records relating to any intellectual property developed by, owned by, controlled or maintained by the Client; techniques, systems, works of authorship, data, databases and processes; customer lists; and any and all information relating to the Client’s operation which the Client may from time to time designate as confidential or proprietary in writing.

Master Services Agreement

Between and CSTI and Tauriga Inc

Confidential Information does not include any of the following:

(1)	Information, which at the time of disclosure by Client hereunder to CSTI or at the time of generation by CSTI, is in the public domain or readily ascertainable by the public.

(2)	Information, which after disclosure by Client to CSTI or generation by CSTI, is published or otherwise becomes part of the public domain or readily ascertainable by the public through no fault of CSTI, but only after it is so published or so becomes part of the public domain.

(3)	Information received by CSTI from a third party who is legally in possession of the same and not under an obligation of confidentiality with respect thereto.

(4)	Information that was already in CSTI’s possession at the time of receipt from Client.

(b) Confidentiality and Non-Disclosure. CSTI agrees to hold in trust and confidence all Confidential Information, and not to disclose any Confidential Information to any person or entity, except as necessary in the course of performing services for Client or as authorized in writing by Client. CSTI further agrees not to use any Confidential Information for CSTI’s own benefit or the benefit of any third party, except as necessary in the course of performing services for Client or as authorized in writing by Client. CSTI’s confidentiality, non-disclosure, and non- use obligations as set forth in this Section 3 will survive any termination of this Agreement for a period of five (5) years (except as to any Confidential Information of Client that qualifies as a trade secret under applicable trade secret law, in which case CSTI’s obligations regarding confidentiality, non-disclosure and non-use will survive for so long as the information continues to be a trade secret). The restrictions in this Section will not apply to any information that CSTI is required to disclose by law, provided that CSTI will notify Client of the existence and terms of such obligation and give Client a reasonable opportunity to oppose such disclosure by appropriate legal action or to seek a protective or similar order.

Pursuant to the Federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the individual (a)  files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

Master Services Agreement

Between and CSTI and Tauriga Inc

(c) Client Property. Except for CSTI Property as defined in Section 3(d), below, all developments, works of authorship or inventions that result from work performed by CSTI under this Agreement and that relate to the business of the Client (such developments, works of authorship and inventions hereinafter referred to as “Inventions”) shall be and remain the exclusive property of Client, and CSTI agrees to assign to Client all rights to such Inventions and related patents. All such Inventions will also be considered the Confidential Information of Client and the obligations of confidentiality, nondisclosure, and nonuse set out in Section 3(b) will apply. CSTI will promptly disclose all such Inventions to Client. All materials and equipment furnished by Client and all materials developed by CSTI exclusively for use by Client as a result of the services (collectively referred to as “Materials”), are to be and remain the sole property of Client. Without Client’s express prior written consent, CSTI agrees that it shall not make the Materials available to third parties. At the completion of services by CSTI, all Materials, all Confidential Information, and all Inventions shall, at the direction and written request of Client, either be (i) delivered to Client at its offices, and in such form as is then currently in the possession of CSTI, or (ii) destroyed. CSTI may, however, retain one copy of any document or other material requested to be returned or destroyed in its file for record purposes only, subject to an ongoing obligation of confidentiality in accordance with the terms of this Agreement.

(d) CSTI Property. CSTI possesses certain inventions, processes, technology, know- how, trade secrets, improvements, other intellectual property and assets, including, without limitation, those related to business or product plans or proposals, marketing strategies, the Development Management Dashboard, standard operating procedures, data, composition of matter, research, experimental results, personnel data, financial information and conditions, pricing information, customer information, supplier/vendor information, raw materials, data collection and data management processes, procedures, methods and techniques, computer technical expertise and software (including code) which have been independently developed without the benefit of any information provided by Client (collectively, “CSTI Property”). CSTI and Client agree that any CSTI Property or revisions, improvements or enhancements thereto shall be the sole and exclusive property of CSTI, and Client shall have no rights, title and interest to such CSTI Property.

4. Independent Contractor Relationship. CSTI is and will remain an independent contractor in relation to Client during the term of CSTI’s engagement. Nothing contained in this Agreement shall be construed to place CSTI and Client in the relationship of partners, principal and agent, employer/employee, or joint venturers. CSTI and Client each agree that they have no power or right to bind or obligate each other, nor will they hold themselves out as having such authority.

Master Services Agreement

Between and CSTI and Tauriga Inc

5. Performance of Services; Cooperation. In carrying out its responsibilities under this Agreement, CSTI agrees to assure that these services are conducted in a professional and workmanlike manner and in compliance with all applicable laws, rules, and regulations including, but not limited to, the U.S. Food, Drug, and Cosmetic Act and the regulations promulgated pursuant thereto. CSTI agrees to provide Client with progress reports upon request. Client agrees and understands that CSTI may subcontract or engage independent contractors to perform certain portions of the Services. Any such subcontractor or independent contractor will be qualified to perform the Services.

Client will provide such access to its information and property as may be reasonably required in order to permit CSTI to perform its obligations hereunder. All data and information reasonably necessary for CSTI to conduct project assignments and complete the SOW will be forwarded by Client or its designees to CSTI. Client represents and agrees that the Client and each of its employees and representatives will provide complete and accurate information to CSTI, including but not limited to any information that would have a material impact on the services to be performed by CSTI.

6. Conflict of Agreement. CSTI represents and warrants that no trade secrets or other confidential information of any other person, firm, corporation, institution, or other entity will be wrongfully disclosed by it to Client or wrongfully used by it in connection with any of the consulting services called for hereunder. CSTI and Client each warrant and represent that none of the provisions of this Agreement, nor the services that will be performed hereunder, contravene or are in conflict with any agreement that either party has with, or any obligation that either party has to, any other person, firm, corporation, institution, or other entity including, without limiting the generality of the foregoing, employment agreements, consulting agreements, disclosure agreements, or agreements for assignment of inventions. CSTI will be free to represent or perform services for other persons or entities during the term of this Agreement, and the parties agree that this relationship is non-exclusive; provided that, CSTI will not enter into any agreement to provide services for another service organization that would be in conflict with this Agreement and prevent CSTI from providing the services contemplated under this Agreement during the term.

7. Publication and Publicity. All release of information (including public relations information) regarding this Agreement or its execution for publicity purposes shall be made only upon review and mutual agreement of the Parties in writing prior to such release, provided that Client is permitted to disclose this Agreement and any SOW to third-party investors, partners and/or potential acquirers of Client if information regarding this Agreement is relevant to Client’s relationship with such third-party. It is further agreed and understood that the parties may disclose information regarding this Agreement for reasonable business purposes, including but not limited to for review by their attorneys, financial or tax advisors, or as may be required by law.

Master Services Agreement

Between and CSTI and Tauriga Inc

8. Indemnification. Client will indemnify and hold CSTI and its affiliates, employees, officers, directors and representatives harmless from and against any loss, damage, action, suit, claim, demand, liability, bodily injury, death, property damage, cost, judgment, or other expense, including without limitation, reasonable attorneys’ fees, (collectively, a “Loss”) that may be brought, instituted, or may arise against or be incurred by such persons, to the extent such Loss is based on or arises out of any acts or omissions of Client or Client’s agents, provided, however, that the foregoing indemnification shall not apply to any Loss to the extent such Loss is caused by the gross negligence or willful misconduct of CSTI.

9. Termination. This Agreement may be terminated by either party at any time, for any or no reason, by providing the other party sixty (60) days’ prior written notice. In addition, a party (the “Terminating Party”) may terminate this Agreement immediately for Cause attributable to the other party (the “Defaulting Party”), meaning: (a) a material breach by the Defaulting Party of this Agreement or any SOW; (b) the Defaulting Party’s material failure to perform its obligations hereunder; (c) any act by the Defaulting Party involving dishonesty or illegal activity, including but not limited to fraud, misappropriation or embezzlement; (d) any willful or grossly negligent act or omission by the Defaulting Party having a material adverse effect on the business of the Terminating Party; or (d) a material breakdown in the relationship between the parties that will impede or frustrate CSTI’s performance of the services.

Upon termination of this Agreement, all SOW under this Agreement will terminate. Except as otherwise provided by the applicable SOW, without terminating this Agreement, either party may terminate a SOW at any time, for any or no reason, by providing thirty (30) days’ prior written notice to the other party.

In the event of termination of this Agreement or any SOW, CSTI will be entitled to receive: (i) payments of the fees and compensation for the services performed by CSTI through the effective date of termination, including all accrued and unpaid amounts; (ii) reimbursement for reasonable costs and expenses which have been incurred with respect to the performance of the services; and (iii) any other payments, fees or other compensation set forth in the applicable SOW(s). Any rights to payment described in this Section 9 or in the applicable SOW will survive the termination of this Agreement and any applicable SOW.

10. LIMITATION OF LIABILITY. CSTI DISCLAIMS AND MAKES NO REPRESENTATIONS, GUARANTEES OR WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT OR ANY APPLICABLE SOWS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT WITH RESPECT TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CSTI, IN NO EVENT SHALL CSTI BE LIABLE TO CLIENT UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EITHER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Master Services Agreement

Between and CSTI and Tauriga Inc

FURTHERMORE, IN NO EVENT SHALL THE MAXIMUM AGGREGATE LIABILITY OF CSTI OR ANY OF CSTI’S REPRESENTATIVES TO CLIENT (OR ANYONE CLAIMING BY OR THROUGH CLIENT) FOR ANY INJURIES, CLAIMS, LOSSES, EXPENSES, COSTS OR DAMAGES, OR ANY COMBINATION OF THE FOREGOING, INCLUDING ATTORNEYS’ FEES OR COSTS, RESULTING FROM ANY FORESEEABLE OR UNFORESEEABLE CAUSE OR CAUSES, EXCEED AN AMOUNT EQUAL TO THE TOTAL FEES RECEIVED BY CSTI FROM THE CLIENT PURSUANT TO THIS AGREEMENT IN THE SIX (6) MONTHS PRECEDING THE OCCURRENCE CAUSING THE DAMAGES, LESS DAMAGES ALREADY PAID THEREUNDER, PROVIDED THAT THE FOREGOING WILL NOT AND DOES NOT LIMIT CLIENT’S OBLIGATION TO PAY FEES TO CSTI PURSUANT TO THIS AGREEMENT AND ANY APPLICABLE SOWS. IT IS INTENDED THAT THIS LIMITATION OF LIABLITY AND DAMAGES APPLIES TO ANY AND ALL LIABILITY, DAMAGES, OR CAUSE OF ACTION HOWEVER ALLEGED OR ARISING, UNLESS OTHERWISE PROHIBITED BY LAW.

11. LIMITATION ON WARRANTIES AND ACTIONS.

(a) CSTI represents that it will perform the services in good faith and in a professional manner. Nothing in this Agreement or any SOW may be construed as a promise or guarantee of outcomes. Comments about the outcomes of any matters are expressions of opinions only.

(b) CSTI DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE EXCLUSIVE REMEDY FOR CLIENT FOR ANY BREACH OF THIS WARRANTY WILL BE FOR CSTI, UPON RECEIPT OF WRITTEN NOTICE, TO USE DILIGENT EFFORTS TO CURE SUCH BREACH, OR FAILING ANY SUCH CURE IN A REASONABLE PERIOD OF TIME, TO RETURN THE FEES RECEIVED BY CSTI FROM CLIENT WITH RESPECT TO THE SERVICES GIVING RISE TO SUCH BREACH.

12. No Solicitation. Client agrees that during the term of this Agreement and for a period of six (6) months following the termination of this Agreement, Client: (a) will not employ or engage (as an employee, independent contractor or otherwise) any employee or independent contractor of CSTI who performed services for Client on behalf of CSTI in the prior twelve (12) month period; (b) will not employ or engage (as an employee, independent contractor or otherwise) any employee or independent contractor of CSTI in a position or capacity in which such employee or independent contractor will be performing services for Client that are the same as, or substantially similar to, those services provided by that employee or independent contractor for Client on behalf of CSTI during the term of this Agreement; and (c) will not solicit, induce, or attempt to solicit or induce any CSTI employee or any independent contractor (who is then engaged by CSTI or was engaged by CSTI in the prior six (6) months) to terminate his or her employment or engagement with CSTI or to accept employment or engagement with any person or entity engaging in a competing business within the geographic territories in which CSTI provides services.

Master Services Agreement

Between and CSTI and Tauriga Inc

13. Force Majeure. In the event CSTI shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of restrictive government or judicial orders, or decrees, compliance with any law or regulation, riots, insurrection, war, fire, terrorist act, pandemic event, accident, lock out, power failure, acts of God, inclement weather, or other similar reason or cause beyond CSTI’s reasonable control, then performance of such act shall be excused for the period of such delay. CSTI shall keep Client advised of any delays that affect the completion date of any required act.

14. Compensation. As compensation for its services hereunder, Client shall pay CSTI the amounts specified in any SOW agreed to by the parties. Should the scope of a project described in any SOW hereto substantially change, the fee to be paid by Client pursuant to such SOW will be adjusted as mutually agreed upon in writing by Client and CSTI prior to CSTI’s proceeding with the revised project.

15. Expenses. CSTI shall be reimbursed by Client for all reasonable and necessary travel, lodging and other business expenses incurred in the performance of services provided herein that have been requested or approved in advance by Client. Payment for such services shall be made to CSTI in accordance with the terms in the SOW.

16. Review of Work. During the term of this Agreement, CSTI will permit Client’s representative(s) to examine the work performed hereunder at reasonable times and in a reasonable manner to determine that the project assignment is being conducted in accordance with the Scope of Work set forth in the applicable SOWs.

17. Debarment. CSTI hereby certifies to Client that neither CSTI nor any person employed or engaged by CSTI has been debarred pursuant to Sections 306(a) or (b) of the Federal Food, Drug, and Cosmetic Act [21 U.S.C., §335(a) and 335(b)], and that no debarred person will in the future be employed or engaged by CSTI in connection with services to be performed by CSTI hereunder. CSTI further certifies that it will notify Client immediately in the event of any debarment or threat of debarment occurring during the period that it is performing services hereunder or at any time thereafter.

Master Services Agreement

Between and CSTI and Tauriga Inc

18. Notices. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received, if delivered personally or 3 days after the date postmarked if sent by registered or certified U.S. mail, return- receipt requested, postage prepaid to the following addresses:

If to CSTI:	JoAnn C. Giannone
President and CEO
68 TW Alexander Drive
RTP, NC 27709
PO Box 13628

If to Tauriga:	Seth Shaw
555 Madison Avenue, 5th floor
NY, New York 10022

19. Survival. The obligations of the parties contained in Sections 3 through 12 and 18 through 25 hereof shall survive the termination of this Agreement.

20. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter herein, and supersedes all prior and contemporaneous agreements between the parties, including any prior Mutual Non-Disclosure Agreement, provided, however, that the obligations of confidentiality, non-disclosure and nonuse attaching to confidential information that has been disclosed pursuant to said Mutual Non-Disclosure Agreement will not be relieved. The parties, from time to time during the term of this Agreement, may modify any of the provisions hereof only by an instrument in writing duly executed by the parties.

21. Assignment. This Agreement will be binding upon and will inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors and assigns. This Agreement may not be assigned in whole or in part by either party without written consent of the other, except that Client may assign this Agreement to a party who acquires the business of Client to which this Agreement relates through a merger, sale of assets, or otherwise. Any such assignment shall not relieve the assigning party of any obligation or liability arising on or before the date of assignment.

22. Governing Law. This Agreement shall be governed by the laws of the state of North Carolina without regard to its conflicts of law rules. CSTI and Client agree that any litigation arising out of or related to this Agreement or CSTI’s engagement by Client will be brought exclusively in any state or federal court in Durham County, North Carolina. Each party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts and (iii) agrees not to bring any proceeding arising out of or relating to this Agreement or CSTI’s engagement by Client in any other court.

Master Services Agreement

Between and CSTI and Tauriga Inc

23. Severability. The provisions and clauses of this Agreement are separate and independent covenants, and the invalidity or unenforceability of one or more of the provisions or clauses hereof will not affect the validity or enforceability of the remaining provisions or clauses. Moreover, if one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions will be revised or excised by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it then exists.

24. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions, nor will any waiver or relinquishment of any right or power granted hereunder at any particular time be deemed a waiver or relinquishment of such rights or power at any other time or times. No waiver of any provision of this Agreement will be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be transmitted and/or signed by facsimile or electronic mail. The effectiveness of any such documents and signatures will have the same force and effect as manually signed originals and will be binding on the parties to the same extent as a manually signed original thereof.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized officers on the dates set forth below.

Master Services Agreement

Between and CSTI and Tauriga Inc

ACKNOWLEDGED, ACCEPTED, AND AGREED TO:

TAURIGA	CSTI
Signature:	Signature:
Name:	Name:	JoAnn C. Giannone, MBA
Title:	Title:	President and CEO
Date:	Date:	December 16, 2020

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